[Letterhead of Eckert Seamans Cherin & Mellott, LLC]

October 21, 1999

Jeremy's Microbatch Ice Creams, Inc.
3741 Walnut Street, Suite 423
Philadelphia, PA 19104

Re: Registration Statement on Form SB-2
    File No.

Gentlemen:

     We have acted as counsel to Jeremy's Microbatch Ice Creams, Inc. (the "Company") in connection with the preparation and filing of the above captioned Registration Statement (the "Registration Statement") relating to the public offering of up 1,380,000 shares of common stock (the "Shares") which are proposed to be sold by the Company pursuant to the Registration Statement (including Shares subject to the underwriter's over-allotment option).

     We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and By-laws, each as amended to date. We also have examined such public and private corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examinations of documents we have assumed the genuineness of all signatures appearing on such documents, and the genuineness and authenticity of all copies submitted to us conformed, photostatic or other copies as true copies of the original document.

     On the basis of the foregoing, we are of the opinion that the Shares, when issues in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

                                                                  Gary A. Miller
                                                                    215.851.8472
                                                                    gxm@escm.com

Jeremy's Microbatch Ice Creams, Inc.
October 21, 1999
Page 2



     We consent to the filing of this opinion as an Exhibit to the Registration Statement, and consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                 Very truly yours,



                                 ECKERT SEAMANS CHERIN &
                                    MELLOTT, LLC


                                 By:
                                    -------------------------------
                                    Gary A. Miller